EXHIBIT 10.3

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                        AGREEMENT TO EXCHANGE SECURITIES

                                     BETWEEN

                    CERTAIN SHAREHOLDERS OF TRANSBIOTEC, INC.

                                TRANSBIOTEC, INC.
                                       AND

                               IMAGINE MEDIA, LTD.



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                                   INDEX
                                                                          Page
                                                                          ----
ARTICLE I - EXCHANGE OF SECURITIES .....................................    5
ARTICLE II - REPRESENTATIONS AND WARRANTIES ............................    5
    2.0l - Organization ................................................    5
    2.02 - Capital .....................................................    5
    2.03 - Directors and Officers ......................................    5
    2.04 - Financial Statements ........................................    5
    2.05 - Absence of Changes ..........................................    6
    2.06 - Absence of Undisclosed Liabilities ..........................    6
    2.07 - Tax Returns .................................................    6
    2.08 - Corporate Matters............................................    6
    2.09 - Trade Names and Rights ......................................    6
    2.l0 - Contracts and Leases ........................................    6
    2.ll - Insurance Policies ..........................................    6
    2.l2 - Compliance with Laws ........................................    6
    2.l3 - Litigation ..................................................    7
    2.l4 - Ability to Carry Out Obligations ............................    7
    2.l5 - Full Disclosure .............................................    7
    2.l6 - Assets ......................................................    7
    2A - Organization ..................................................    7
    2B - Directors and Officers, Compensation; Banks ...................    7
    2C - Capital .......................................................    7
    2D - Financial Statements ..........................................    8
    2E - Absence of Changes ............................................    8
    2F - Absence of Undisclosed Liabilities ............................    8
    2G - Tax Returns ...................................................    8
    2H - Corporate Matters .............................................    8
    2I - Trade Names and Rights ........................................    8
    2J - Contracts and Leases ..........................................    9
    2K - Insurance Policies ............................................    9
    2L - Compliance with Laws ..........................................    9
    2M - Litigation ....................................................    9
    2N - Ability to Carry Out Obligations ..............................    9
    2O - Full Disclosure ...............................................    9
    2P - Assets ........................................................    9
ARTICLE III - REPRESENTATIONS OF SHAREHOLDERS OF TRANSBIOTEC............    9
    3.1 - Ability to Carry Out Obligations..............................   10
    3.2 - Restricted Securities ........................................   10
    3.3 - Risk Assessment ..............................................   10

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ARTICLE IV - OBLIGATIONS BEFORE CLOSING ................................   11
    4.0l - Investigative Rights ........................................   11
    4.02 - Conduct of Business .........................................   11
ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY IMAGINE..............   11
    5.0l - Conditions ..................................................   11
    5.02 - Accuracy of Representations .................................   11
    5.03 - Performance..................................................   11
    5.04 - Absence of Litigation .......................................   12
    5.05 - Other .......................................................   12
ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE BY TRANSBIOTEC ........   12
    6.0l - Conditions ..................................................   12
    6.02 - Accuracy of Representations .................................   12
    6.03 - Performance .................................................   12
    6.04 - Absence of Litigation .......................................   12
    6.05 - Other .......................................................   13
ARTICLE VII - CLOSING ..................................................   13
    7.0l - Closing .....................................................   13
    7.02 - Exchange of Securities ......................................   13
    7.03 - Officers and Directors ......................................   13
ARTICLE VIII - REMEDIES ................................................   13
    8.0l - Arbitration .................................................   13
    8.02 - Costs .......................................................   13
    8.03 - Termination .................................................   14
ARTICLE IX - MISCELLANEOUS .............................................   14
    9.0l - Captions and Headings .......................................   14
    9.02 - No Oral Change ..............................................   14
    9.03 - Non-Waiver ..................................................   14
    9.04 - Time of Essence .............................................   14
    9.05 - Entire Agreement ............................................   15
    9.06 - Governing Law ...............................................   15
    9.07 - Counterparts ................................................   15
    9.08 - Notices .....................................................   15
    9.09 - Binding Effect ..............................................   15
    9.l0 - Effect of Closing ...........................................   15
    9.ll - Mutual Cooperation ..........................................   15
    9.12 - Expenses.....................................................   16

LIST OF SCHEDULES AND EXHIBITS
    Schedule 1-    Allocation of Shares.................................   19
    Exhibit A - Officers and Directors (TBT) ...........................   21
    Exhibit B - Options, Warrants and Convertible Securities (TBT) .....
    Exhibit C - Financial Statements - Changes in Financial Condition
                (TBT) ..................................................   22

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    Exhibit D - Patents, Trademarks, Trade Names, and Copyrights (TBT)..   23
    Exhibit E - Material Contracts (TBT)................................   24
    Exhibit F - Insurance Policies and Litigation (TBT).................   25
    Exhibit G - Officers and Directors, Bank Accounts, Safe Deposit
                Boxes, Powers of Attorney (Imagine).....................   26
    Exhibit H - Options, Warrants and Convertible Securities (Imagine) .   27
    Exhibit I - Financial Statements - Changes in Financial Condition
                (Imagine)...............................................   28
    Exhibit J - Patents, Trademarks, Trade Names and Copyrights
                (Imagine) ..............................................   29
    Exhibit K - Material Contracts (Imagine) ...........................   30
    Exhibit L-  Insurance Policies (Imagine)............................   31

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                        AGREEMENT TO EXCHANGE SECURITIES


     THIS AGREEMENT, made this 18th day of August, 2011, by and between Imagine Media, Ltd. ("Imagine"), TransBiotec, Inc. ("TBT"), and certain Shareholders of TBT (the "TBT Shareholders"), is made for the purpose of setting forth the terms and conditions upon which Imagine will acquire certain outstanding shares of TBT in exchange for shares of Imagine's common stock.

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

     1.01 Subject to the terms and conditions of this Agreement, Imagine agrees to issue, and TBT Shareholders agree to accept, 12,416,462 shares of Imagine's common stock (the "Stock") in exchange for 1,607,032 outstanding shares of TBT (the "Shares"). The shares of Imagine will be issued to the TBT Shareholders in accordance with Schedule 1 attached to this Agreement.

                    ARTICLE IIREPRESENTATIONS AND WARRANTIES

     TBT represents and warrants to Imagine that:

     2.0l Organization. TBT is a corporation duly organized, validly existing, and in good standing under the laws of California.

     2.02 Capital. The list of the TBT Shareholders, and the shares they hold in TBT, is attached as Schedule 1. All of the shares are validly issued, fully paid, and non-assessable. Except as shown on Exhibit B, at closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating TBT to issue or to transfer any additional shares.

     2.03 Officers and Directors. Exhibit A to this Agreement contains the names of the officers and directors of TBT.

     2.04 Financial Statements. Exhibit C to this Agreement contains the financial statements of TBT as of March 31, 2011. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by TBT throughout the periods indicated and fairly present the financial position of TBT as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

     2.05 Absence of Changes. Since March 31, 2011 there has not been any change in the financial condition or operations of TBT, other than changes reflected on

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Exhibit C or changes in the ordinary course of business,  which changes have not in the aggregate been materially adverse.

     2.06 Absence of Undisclosed Liabilities. TBT did not, as of March 31, 2011, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

     2.07 Tax Returns. Within the times and in the manner prescribed by law, TBT has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in TBT 's balance sheet as of March 31, 2011 is adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by TBT.

     2.08 Corporate Matters. The minutes of TBT are a complete and accurate record of all meetings of the shareholders and/or directors and TBT and accurately reflect all actions taken at such meetings. The signatures of the shareholders and/or directors on such minutes are the valid signatures of TBT's shareholders and/or directors who were duly elected or appointed.

      2.09 Patents, Trademarks, Trade Names, and Copyrights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by TBT. No person other than TBT owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of TBT 's business.

     2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of TBT presently in existence or which have been agreed to by TBT (whether written or oral). TBT is not in default under of these agreements or leases. For the purposes of this Agreement, "Material" shall be any amounts over $10,000.

     2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by TBT concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

     2.12 Compliance with Laws. TBT has complied with, and is not in violation of, applicable federal or local statutes, and regulations affecting its properties or the operation of its business including but not limited to federal and state securities laws. TBT does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

     2.13 Litigation. TBT is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of TBT threatened, against or affecting TBT or its business, assets, or financial condition, except as listed on Exhibit F. TBT is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

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TBT is not engaged in any legal  action to recover  moneys due to TBT or damages sustained by TBT.

     2.14 Ability to Carry Out Obligations. TBT has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by TBT and the performance by TBT of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, mortgage, articles of incorporation or other agreement to which TBT is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement to terminate it or to accelerate the maturity of any indebtedness or other obligation of TBT; or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of TBT or would create any obligation for which TBT would be liable, except as contemplated by this Agreement.

     2.15 Full Disclosure. None of the representations and warranties made by TBT, contains any untrue statement of material fact.

     2.16 Assets. TBT has good and marketable title to all of its property, which consists of the property shown on Exhibit D

     Imagine represents and warrants to TBT and the TBT Shareholders that:

     2A. Organization. Imagine is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2B. Officers and Directors, Accounts, Safe Deposit Boxes and Powers of Attorney. Exhibit G to this Agreement contains: (i) the names and titles of all directors and officers of Imagine and all persons, together with their titles whose compensation, and the tasks for which they receive such compensation, from Imagine as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which Imagine has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from Imagine and a summary of the terms thereof.

     2C. Capital. The authorized capital stock of Imagine consists of 100,000,000 shares of common stock. Immediately prior to closing 1,410,650 shares of common stock will be issued and outstanding. All of the shares are validly issued, fully paid, and non-assessable. Imagine has not issued any shares, warrants or other convertible securities of preferred stock. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Imagine to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H.

     2D. Financial Statements. Exhibit I to this Agreement sets forth balance sheets of Imagine as of March 31, 2011, and the related statements of income and retained earnings for the period then ended. The financial statements have been

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prepared in accordance with U.S.  generally  accepted  accounting  principles as consistently followed by Imagine throughout the periods indicated, and fairly present the financial position of Imagine as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

     2E. Absence of Changes. Since March 31, 2011, there has not been any change in the financial condition or operations of Imagine, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit I, which changes have not in the aggregate been materially adverse.

     2F. Absence of Undisclosed Liabilities. Imagine did not as of March 31, 2011 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit I.

     2G. Tax Returns. Within the times and in the manner prescribed by law, Imagine has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of Imagine have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in Imagine's balance sheet as of March 31, 2011, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Imagine.

     2H. Corporate Matters. The minutes of Imagine are a complete and accurate record of all meetings of the shareholders and directors of Imagine and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of Imagine's directors and/or officers who were duly elected or appointed.

     2I. Patents, Trademarks, Trade Names and Copyrights. Exhibit J attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by Imagine. No person, other than Imagine, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of Imagine, as such business is to be conducted after the closing of this transaction.

     2J. Contracts and Leases. Exhibit K attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of Imagine presently in existence or which have been agreed to by Imagine (whether written or oral).

     2K. Insurance Policies. Exhibit L to this Agreement is a description of all insurance policies held by Imagine concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit L and are in full force and effect.

     2L. Compliance with Laws. Imagine has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including

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but not limited to federal and state securities laws.  Imagine does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

     2M. Litigation. Imagine is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Imagine threatened, against or affecting Imagine or its business, assets, or financial condition. Imagine is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Imagine is not engaged in any legal action to recover moneys due to it or damages sustained by it.

     2N. Ability to Carry Out Obligations. Imagine has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Imagine and the performance by Imagine of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Imagine is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Imagine, or
(c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Imagine or would create any obligations for which Imagine would be liable, except as contemplated by this Agreement.

     2O. Full Disclosure. None of representations and warranties made by Imagine, or in any certificate or memorandum furnished or to be furnished by Imagine, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. Imagine has disclosed to TBT all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on Imagine.

     2P. Assets. Imagine has good and marketable title to all of its property.

                                   ARTICLE III
                 REPRESENTATIONS OF THE TBT SHAREHOLDERS OF TBT

     3.1 Ability to Carry Out Obligations. Each of the TBT Shareholders, severally and not jointly, represent to Imagine that he, she or it has the right, power, and authority to enter into, and perform his or her obligations under this Agreement, and that all necessary corporate actions needed to transfer shares of TBT to Imagine have been taken. The execution and delivery of this Agreement by such Shareholder and the delivery by such Shareholder of the shares in TBT pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, mortgage, or agreement to which he or she is a party, or by which he or she may be bound, and any consents or authorizations of any party which are required, have been duly obtained or will be obtained at or prior to the Closing. Each of the TBT Shareholders, severally and not jointly, represent and warrant to Imagine that the shares of TBT that such Shareholder will deliver at closing will be free of any liens or encumbrances.

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     3.2 Restricted Securities. Each TBT Shareholder understands that the shares being acquired from Imagine represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

     3.3 Risk Assessment. The TBT Shareholders represent that they are sophisticated investors and have the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Imagine. In making the decision to invest in Imagine and signing this Agreement, they have relied on their own knowledge and upon independent investigations made by them. In addition, they represent that they
(i) have been given the full opportunity and time in which to carry out a "due diligence" investigation of Imagine and anything else related to Imagine, (ii) have received in the course of such "due diligence" investigation all materials, information, documentation and answers which they requested and obtained information necessary to verify the accuracy of the information provided to them, (iii) were satisfied with the results of the investigation, (iv) have consulted with their own tax and legal advisors concerning the affect of this transaction on their personal financial and tax situations and have not relied on any other person in regards thereto, and (v) it appears to them suitable for their objectives and therefore have signed this Agreement.

                                   ARTICLE IV
                           OBLIGATIONS BEFORE CLOSING

     4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing. However, and notwithstanding any provision in this Agreement to the contrary, Imagine hereby assents and permits TBT to raise further financing in any manner.

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                                    ARTICLE V
                 CONDITIONS PRECEDENT TO PERFORMANCE BY IMAGINE

     5.01 Conditions. Imagine's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. Imagine may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Imagine of any other condition of or any of Imagine's other rights or remedies, at law or in equity, if TBT shall be in default of any of its representations, warranties, or covenants under this agreement.

     5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by TBT in this Agreement or in any written statement that shall be delivered to Imagine by TBT under this Agreement shall be true on and as of the Closing Date as though made at those times.

     5.03 Performance. TBT shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. TBT shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

     5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

     5.05 Other. In addition to the other provisions of this Article V, Imagine's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o    the liabilities of TBT will not exceed $250,000 and
     o TBT will have submitted to Imagine financial statements, audited as necessary and in proper form, which will be required to be filed by Imagine in an 8-K report with the Securities and Exchange Commission.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO PERFORMANCE BY TBT

     6.01 Conditions. TBT and the TBT Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article VI. TBT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TBT of any other condition of or any of TBT 's other rights or remedies, at law or in equity, if Imagine shall be in default of any of its representations, warranties, or covenants under this agreement.

     6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Imagine in this Agreement or in any written statement that shall be delivered to TBT by Imagine under this Agreement shall be true on and as of the Closing Date as though made at those times.

     6.03 Performance. Imagine shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. Imagine shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

     6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

     6.05 Other. In addition to the other provisions of this Article VI, TBT's and the TBT Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o    The liabilities of Imagine will not exceed $55,000 and
     o Imagine will not have more than 1,500,000 outstanding shares of common stock.

                                   ARTICLE VII
                                     CLOSING

     7.0l Closing. The closing of this transaction shall be held at the offices of Hart and Trinen, or such other location as the parties may agree. Unless the closing of this transaction takes place before August 15, 2011, then either party may terminate this Agreement without liability to the other party, except as otherwise provided in Section 9.12, excluding claims for breaches of obligations by any party hereto prior to such termination.

     7.02 Exchange of Securities. On the Closing Date, the outstanding shares held by the TBT Shareholders will be exchanged for fully paid and non-assessable shares of Imagine in accordance with Schedule 1 to this Agreement.

     7.03 Officer and Directors. At the closing of this Agreement Imagine will cause Nicholas Limer, Charles Bennington, Ronald Williams, Sam Satyanarayana and Devadatt Mishal to be appointed as a directors of Imagine. Simultaneous with such appointment, all present officers and directors of Imagine will resign.

                                  ARTICLE VIII
                                    REMEDIES

     8.01 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in placeCityDenver, StateColorado.

     8.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     8.03 Termination. In addition to the other remedies, Imagine or TBT may on or prior to the Closing Date terminate this Agreement, without liability to the other party:

     (i) If any bona fide action or proceeding shall be pending against Imagine or TBT on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

     (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

     (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

     9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

     9.06 Governing Law. This Agreement and its application shall be governed by the laws of placeStateDelaware.

     9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      TransBiotec, Inc.

         3030 Old Ranch Road, Suite 350
         Seal Beach, CA 90740

      Imagine Media, Ltd.

         7750 N. Union Blvd., #201
         Colorado Springs, CO 80920

      With copy to:

         HART & TRINEN
         1624 Washington Street
         Denver, CO 80203

     9.09 Binding Effect. This Agreement will be binding upon the parties herein even though this Agreement may not be signed by all persons whose names appear on the signature page of this Agreement. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

     9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter. In the event there is any material misrepresentation or warranty of any party to this Agreement, then Imagine (if such misrepresentation is made by TBT) or TBT ( if such misrepresentation is made by Imagine) may recind this Agreement during the 90 day period following the closing of this Agreement.

     9.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

     9.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

     AGREED TO AND ACCEPTED as of the date first above written.

                               IMAGINE MEDIA, LTD.

                               By: /s/ Gregory A. Bloom
                                   ---------------------------------
                                   Gregory A. Bloom, President


                               TRANSBIOTEC, INC.

                               By: /s/ Charles Bennington
                                   ---------------------------------
                                   Charles Bennington, Chief Executive Officer


                               SHAREHOLDERS OF TRANSBIOTEC, INC.



                                    /s/ Charles Bennington
                                    --------------------------------
                                    Charles Bennington



                                    /s/ Nick Limer
                                    --------------------------------
                                    Nick Limer



                                    /s/ Devadatt Mishal
                                    --------------------------------
                                    Devadatt Mishal


                                    /s/ Sam Satyanarayana
                                    --------------------------------
                                    Sam Satyanarayana

                                   Schedule 1

                      Allocation of Shares of Common Stock

                                   Shares of              Shares of Imagine
Name of Shareholder                TBT Owned                 to be Received
-------------------                ---------              -----------------

Charles Bennington                 130,000                   1,004,422
Nick Limer                         707,544                   5,466,720
Devadatt Mishal                     40,000                     309,053
Sam Satyanarayana                  729,488                   5,636,267
                                 ----------                  ----------

                                 1,607,032                  12,416,462
                                 =========                  ==========

                                    EXHIBIT A

                          Officers and Directors (TBT)


            Name                          Position
            ----                          --------

         Chuck Bennington                 Chief Executive Officer and Director
         Ronald Williams                  Chief Technology Officer and Director
         Nick Limer                       Secretary and Director
         Sam Satyanarayana                Director
         Devadatt Mishal                  Director

                                    EXHIBIT B


               Options, Warrants and Convertible Securities (TBT)


Common Stock Options

                              Shares Receivable
                 Number of     Upon Exercise of
Option Holder     Options          Option        Exercise Price  Expiration Date
-------------     -------          ------        --------------  --------------

Robert Moats       1,000             1,000            $0.10         1/26/15
Michael Pizzi     20,000            20,000            $0.15          1/7/12
Phillip Yates      1,500             1,500            $0.10          1/8/15
Vernon Justus     50,000            50,000            $0.10               -


Warrants

                                      None.



Convertible Securities

                                      None.

                                    EXHIBIT C


                        Financial Statements- Changes in
                            Financial Condition (TBT)


                                    Attached

                              TransBioTec, Inc
                          (A Development Stage Company)
                                 BALANCE SHEETS



                                       Dec. 31,       Dec. 31,   March 31, 2010
                                         2009           2010       (Unaudited)
                                      ---------      ---------   --------------

   ASSETS

     Current assets
       Cash                           $    705       $  30,695   $       10,202
                                      ---------      ---------   --------------

          Total current assets             705          30,695           10,202
                                      ---------      ---------   --------------

        Fixed assets - net               9,424           2,045            3,829
                                      ---------      ---------   --------------

     Total Assets                     $ 10,129       $  32,741   $       14,031
                                      =========      =========   ===============


   LIABILITIES & STOCKHOLDERS' EQUITY

     Current liabilities

        Accounts payable              $294,793       $ 279,840   $      171,432

        Accrued interest payable       260,071         520,767          520,767

        Judgement Payable               97,464          97,464           97,464
        Notes payable - related
         parties                       577,256         594,966          114,339

        Notes payable - current          4,657               -                -

        Other Accrued Liabilities      361,565         130,565          130,565
                                      ---------      ---------   --------------
          Total current liabilties   1,595,806       1,623,602        1,034,567
                                     ----------      ---------   --------------

        Notes payable                  153,879         153,479                -
                                      ---------      ---------   --------------

     Total Liabilities               1,749,685       1,777,081        1,034,567
                                     ----------      ---------   --------------

     Stockholders' Equity
        Common stock, $.01 par
         value; 100,000,000 shares
         authorized; 2,346,544
         shares (2009), and
         2,399,544 and 3,059,032
         in 2010 and 2011
         respectively issued and
         outstanding                    21,610          23,420           30,590
        Additional paid in
         capital                     1,075,601       1,582,006        2,395,490
        Deficit accumulated during
         the development stage      (2,836,767)     (3,349,766)      (3,446,616)
                                    -----------      ---------   --------------

     Total Stockholders' Equity     (1,739,556)     (1,744,340)      (1,020,536)
                                    -----------      ---------   --------------

     Total Liabilities and
      Stockholders' Equity          $   10,129       $  32,741   $       14,031
                                    ===========      =========   ==============


          The accompanying notes are an integral part of the financial statements.

                                  TransBioTec
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                                                Period From
                                                                                               Period From      Jan. 1, 2004
                                                            Three Months     Three Months      Jan. 1, 2004     (Inception)
                                                                Ended            Ended         (Inception)           To
                          Year Ended       Year Ended      March 31, 2010   March 31, 2011          To         March 31, 2011
                        Dec. 31, 2009     Dec. 31, 2010     (Unaudited)       (Unaudited)     Dec. 31, 2010     (Unaudited)
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------

   Revenues             $            -   $            -    $            -   $            -    $            -   $            -
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
                                     -                -                 -                -                 -                -
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
   Operating expenses:
    Amortization
     & depreciation             10,140            8,841                 -                -            97,727           97,727
    General and
     administrative            790,319          187,259            51,133           86,412         2,771,175        2,860,586
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
                               800,459          196,100            51,133           86,412         2,868,901        2,958,313
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
   Operating - other:
    Gain on asset sales              -                -                 -                -                 -                -
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
   Gain (loss) from
    operations                (800,459)        (196,100)          (51,133)         (86,412)       (2,868,901)      (2,958,313)
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
   Other income
    (expense):
    Option Expense                              (55,715)
    Interest expense          (208,001)        (261,185)             (112)          (7,437)         (480,864)        (488,302)
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
   Income (loss)
    before provision
    for income taxes        (1,008,460)        (513,000)          (51,245)         (96,849)       (3,349,765)      (3,446,615)
   Provision for
    income tax                       -                -                 -                -                 -                -
                        ---------------  ----------------  ---------------  ----------------  ---------------  ---------------
   Net income (loss)    $   (1,008,460)  $     (513,000)   $      (51,245)  $     (96,849)    $   (3,349,765)  $   (3,446,615)
                        ===============  ================  ===============  ================  ===============  ===============
   Net income (loss)
    per share
   (Basic and
    fully diluted)      $        (0.43)  $        (0.22)   $        (0.02)  $        (0.04)
                        ===============  ================  ===============  ================
   Weighted average
    number of
    common shares
    outstanding              2,346,544        2,373,044         2,346,544        3,059,032
                        ===============  ================  ===============  ================



               The accompanying notes are an integral part of the
                             financial statements.

                                  TransBioTec
                           (Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                                      Deficit
                                                                                                    Accumulated
                                                   Common Stock                                      During The
                                                                 Amount         Additional          Development      Stockholders'
                                               Shares         ($.001 Par)     Paid in Capital          Stage            Equity
                                         -------------------  -------------  ------------------    ---------------  --------------


   Balances at December 31, 2008              2,065,200       $     20,652     $       957,059      $  (1,828,307)   $   (850,595)

   6/4/2009 option exercise @ $.10 -
    Vernon Justus                                50,000       $        500     $         4,500                       $      5,000

   8/5/2009 stock issued for cash @
    $2.50 Aeron Calkins                          20,000       $        200     $        49,800                       $     50,000


   9/24/2009 stock issued for cash @
    $2.50 Phillip Yates                           5,000       $         50     $        12,450                       $     12,500


   10/12/2009 stock issued for note
    conversion Mark J. Mendel @ $2.50            20,800       $        208     $        51,792                       $     52,000
    per share

   Gain (loss) for the year                                                                            (1,008,464)     (1,008,464)
                                         -------------------  -------------  ------------------    ---------------  --------------

   Balances at December 31, 2009              2,161,000       $     21,610     $     1,075,601      $  (2,836,771)   $ (1,739,559)

   1/11/2010 stock issued for cash @
    $2.50 Phil Yates                              5,000       $         50     $        12,450                       $     12,500

   7/2/2010 stock issued for cash @
    $2.50 Nancy Smith                             6,000       $         60     $        14,940                       $     15,000

   11/10/2010 stock issued for cash @
    $2.50 Robert Asplundh                        10,000       $        100     $        24,900                       $     25,000

   12/07/2010 stock issued for cash @
    $2.50 Dembeck, Dembeck, and Jacob            30,000       $        300     $        74,700                       $     75,000

   12/29/2010 stock issued for debt of
    officers wages @ $2.50 - Bennington         130,000       $      1,300     $       323,700                       $    325,000


   Jan 2010 - option issuances                                                 $        55,715                       $     55,715

   Gain (loss) for the year                                                                              (513,000)       (513,000)
                                         -------------------  -------------  ------------------    ---------------  --------------

   Balances at December 31, 2010              2,342,000       $     23,420     $     1,582,006      $  (3,349,771)   $ (1,744,344)

   Conversion of Notes and Cash
    purcahses                                   717,000       $      7,170     $       813,484                       $    820,654

   Gain (loss) for the year                                                                         $     (96,849)   $    (96,849)
                                         -------------------  -------------  ------------------    ---------------  --------------
   Balance at March 31, 2011                                  $     30,590     $     2,395,490      $  (3,446,616)   $ (1,020,536)
                                         ===================  =============  ==================    ===============  ==============
                                              3,059,000

                 The accompanying notes are an integral part of
                           the financial statements.

TransBioTec
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                                                                                     Period From
                                                                                                     Period From    Jan. 10, 2004
                                                                      Three Months   Three Months    Jan. 10, 2004    (Inception)
                                                                         Ended          Ended        (Inception)          To
                                        Year Ended     Year Ended    March 31, 2010  March 31, 2011       To        March 31, 2010
                                       Dec. 31, 2009  Dec. 31, 2010   (Unaudited)      (Unaudited)   Dec. 31, 2010    (Unaudited)
                                       -------------  -------------  --------------  --------------  -------------  --------------
   Cash Flows From Operating
    Activities:
      Net income (loss)                $ (1,008,460)  $   (513,000)  $     (51,245)  $     (96,849)  $ (3,349,766)  $  (3,446,616)

      Adjustments to reconcile
       net loss to net cash
       provided by (used for)
       operating activities:
         Amortization &
          depreciation                       (5,391)         7,379                          (1,784)        74,832         73,048
         Stock issued for services                -              -                                                             -
         Non cash lease income                    -                                                                            -
         Non cash interest expense                -                                                                            -
         Gain (loss) on asset sales             283                                                                            -
         Accrued payables                   534,281         14,744          34,122        (108,408)     1,028,636        920,228
         Accrued payables -
          related parties                         -              -               -                                             -
                                       -------------  -------------  --------------  --------------  -------------  --------------
         Net cash provided
          by (used for)
          operating activities             (479,287)      (490,877)        (17,123)       (207,041)    (2,246,298)    (2,453,340)
                                       -------------  -------------  --------------  --------------  -------------  --------------

   Cash Flows From Investing
    Activities:
         Funds loaned to related
          party                                   -                                              -
         Collections of related
          party loans                             -                                              -
         Fixed asset purchases                    -                                              -        (76,877)       (76,877)

         Intangible Assets                   53,044                                                           -
                                       -------------  -------------  --------------  --------------  -------------  --------------
         Net cash provided
          by (used for)
          investing activities               53,044              -               -               -        (76,877)       (76,877)
                                       -------------  -------------  --------------  --------------  -------------  --------------

   Cash Flows From Financing
    Activities:
         Notes & loans payable
          - borrowings                      224,182         12,653           4,505        (634,106)       748,445        114,339
         Notes & loans payable
          - payments
         Sales of common stock              119,500        508,215          12,650         820,654      1,605,426      2,426,080
                                       -------------  -------------  --------------  --------------  -------------  --------------
         Net cash provided
          by (used for)
          financing activities              343,682        520,868          17,155         186,548      2,353,871      2,540,419
                                       -------------  -------------  --------------  --------------  -------------  --------------

   Net Increase (Decrease)In Cash           (82,561)        29,991              32         (20,494)        30,695         10,201

   Cash At The Beginning Of The
    Period                                   83,269            708             708          30,699              -              -
                                       -------------  -------------  --------------  --------------  -------------  --------------

   Cash At The End Of The Period       $        708   $     30,699   $         740   $      10,205   $     30,695   $     10,201
                                       =============  =============  ==============  ==============  =============  ==============

                                    EXHIBIT D

                      Patents, Trademarks, Trade Names and
                                Copyrights (TBT)


Patents

Patent Number     Date of Patent          Description
-------------     --------------          -----------

6,620,108         12/26/01          Apparatus and system that identifies vehicle
                                    or machine operator.

7,173,536         2/6/10            Substance detection and alarm system.

7,377,186         5/27/11           Interface system between substance detection
                                    system and vehicle or machine ignition
                                    system.

Trademarks

                                      None.

Trade Names

                                      None.


Copyrights

                                      None.

                                    EXHIBIT E

                            Material Contracts (TBT)


     1.   Employment Agreement with Charles Bennington
     2.   Agreement with Ventura LLC
     3.   Consulting Agreement with Vcfo
     4.   Consulting Agreement with Nolann Williams

                                    EXHIBIT F

                            Insurance Policies (TBT)

                                                   Coverage      Expiration
  Policy                            Insurer          Limit           Date
  ------                            -------        --------      ----------

  Commercial General                Allied       $2,000,000       12/12/11
    Liability

  Commercial Property               Allied       $  120,000       12/12/11

  Directors and Officers            Scottsdale   $2,000,000       12/21/11
   Liability

  Commercial Auto                   Travelers    $  500,000        9/20/11


                                Litigation (TBT)

Case Name                   Case Number Disposition  Description
---------                   ----------- -----------  -----------

Orange County Valet and      06HL05214    Pending    Breach of contract claim in
  Security Patrol, Inc. vs.                          the amount of $9,000
  TransBiotec, et al.

Fashion Furniture Rental,    05CC12107    Pending    Breach of contract claim
  Inc. vs. TransBiotec

                                    EXHIBIT G


                        Officers and Directors (Imagine)

               Name                                     Position
               ----                                     --------

               Gregory Bloom                            President and Director


                           Bank Accounts, Safe Deposit
                       Boxes, Powers of Attorney (Imagine)


                                      None.

                                    EXHIBIT H


             Options, Warrants and Convertible Securities (Imagine)


                                      None.

                                    EXHIBIT I


                   Financial Statements- Changes in Financial
                               Condition (Imagine)



                                    Attached.

                       Imagine Media, Ltd. And Subsidiary

                   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

                          Quarter Ended March 31, 2011

                       Imagine Media, Ltd. And Subsidiary
                   Consolidated Condensed Financial Statements
                                   (Unaudited)


                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

      Consolidated condensed balance sheets                             1
      Consolidated condensed statements of operations                   2
      Consolidated condensed statement of shareholders' deficit         3
      Consolidated condensed statements of cash flows                   4
      Notes to consolidated condensed financial statements            5-7

                       Imagine Media, Ltd. and Subsidiary
                      Consolidated Condensed Balance Sheets

                                              March 31,        December 31,
                                                2011              2010
                                              ----------      ---------------
                                              (unaudited)     (Derived from
                                                              audited financial
                                                                 statements)
                 Assets

Current assets:
    Cash and cash equivalents                 $       37          $        83
                                              ----------          -----------

         Total current assets                         37                   83
                                              ----------          -----------

      Total assets                            $       37          $        83
                                              ==========          ===========

  Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
   Accounts payable:
      Trade creditors                         $  103,359          $   101,555
      Related party                                3,000                3,000
   Short term advance                             17,300               17,300
   Indebtedness to related parties                39,440               39,440
   Convertible debenture                          30,000               30,000
   Accrued interest payable                        8,400                7,500
   Other accrued expenses                          9,227                3,082
                                              ----------          -----------
      Total current liabilities                  210,726              201,877
                                              ----------          -----------

Commitments                                            -                    -

Shareholders' deficit
    Common stock , $.00001 par value.
    Authorized 100,000,000 shares,
    1,410,650 shares issued and
    outstanding                                       14                   14

    Additional paid-in capital                   487,276              487,276
    Retained deficit                            (697,979)            (689,084)
                                              ----------          -----------
      Total shareholders' deficit               (210,689)            (201,794)
                                              ----------          -----------
      Total liabilities and
      shareholders' deficit                           37                   83
                                              ==========          ===========

    The accompanying notes are an integral part of these financial statements

                       Imagine Media, Ltd. and Subsidiary
                Consolidated Condensed Statements of Operations
                                  (unaudited)

                                               For the Three Months Ended
                                                        March 31,
                                          -------------------------------------
                                               2011                 2010
                                          ---------------       ---------------
Net sales and gross revenues:
   Advertising sales, net of
   discount of $0 and $0, respectively                -                    -
                                             ----------          -----------
      Total sales and revenues                        -                    -
                                             ----------          -----------
Operating expenses:
       Editorial, production and
          circulation                                 -                    -
       Selling, general and
          administrative                          7,996               10,974
                                             ----------          -----------
         Total operating expenses                 7,996               10,974
                                             ----------          -----------

         Loss from operations                    (7,996)             (10,974)

Other income (expense):
       Interest expense                            (900)                (900)
                                             ----------          -----------
         Loss before income taxes                (8,896)             (11,874)

       Income tax provision                           -                    -
                                             ----------          -----------
         Net loss                            $   (8,896)         $   (11,874)
                                             ==========          ===========
Basic and diluted loss per share             $    (0.01)         $     (0.01)
                                             ==========          ===========
Weighted average common shares
   outstanding                                1,410,650            1,400,650
                                             ==========          ===========


    The accompanying notes are an integral part of these financial statements

                       Imagine Media, Ltd. and Subsidiary
      Consolidated Condensed Statement of Changes in Shareholders' Deficit
                                   (Unaudited)

                                                 Common Stock
                                        --------------------------------         Additional          Retained
                                             Shares         Par Value          Paid-in Capital        Deficit           Total
                                        ----------------  --------------       ---------------       -----------    -------------
Balance at December 31, 2008                1,122,650       $       11           $  392,779         $  (541,052)      $ (148,262)

Conversions of accounts payable to
common stock (Notes 2 & 3)                    104,000                1               25,999                   -           26,000

Conversions of short term advances
and accrued interest to common                111,400                1               27,849                   -           27,850
stock (Notes 2 & 3)

Conversions of indebtedness to
related parties to common stock (Note 2)       42,600                1               10,649                   -           10,650

Net loss                                            -                -                    -             (77,705)         (77,705)
                                           ----------        ---------           ----------          ----------       ----------

Balance at December 31, 2009                1,380,650               14              457,276            (618,757)        (161,467)
Conversions of indebtedness to
related parties to common
stock (Note 2)                                 30,000                -               30,000                   -           30,000

Net loss                                            -                -                    -             (70,327)         (70,327)
                                           ----------        ---------           ----------          ----------       ----------
Balance at December 31, 2010                1,410,650        $      14           $  487,276          $ (689,084)      $ (201,794)
                                           ==========        =========           ==========          ==========       ==========
Net loss                                                                                                 (8,896)          (8,896)
                                           ----------        ---------           ----------          ----------       ----------
Balance at March 31, 2011                   1,410,650        $      14           $  487,276          $ (697,980)      $ (210,690)
                                           ==========        =========           ==========          ==========       ==========


    The accompanying notes are an integral part of these financial statements

                       Imagine Media, Ltd. and Subsidiary
                        Consolidated Condensed Statements of Cash Flows
                                   (unaudited)

                                                    For the Three Months Ended
                                                           March 31,
                                                   ----------------------------
                                                     2011                2010
                                                   -------             --------
Cash flows from operating activities:
 Net loss                                        $  (8,896)          $(11,874)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
    Stock issued to Directors' in
       exchange for services                             -

    Changes in assets and liabilities:
       Receivables                                       -                  -
       Other assets                                      -                  -
       Accounts payable                              1,804              4,009
       Accrued expenses                              7,045                900
                                                  --------           --------
          Net cash used in operating activities        (47)            (6,965)
                                                  --------           --------
Cash flows from financing activities:
   Proceeds from sale of common stock                    -                  -
   Proceeds from related party short term
      advances                                           -              6,950
   Repayments on related party short term
      advances                                           -                  -
   Proceeds from other short term advances               -                  -
   Repayments on other short term advances               -                  -
                                                  --------           --------
      Net cash provided by financing activities          -              6,950
                                                  --------           --------
      Net change in cash and cash equivalents          (47)               (15)

Cash and equivalents:
   Beginning of period                                  83                 94
                                                  --------           --------
   End of period                                  $     37           $     79
                                                  ========           ========

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
      Income taxes                                $      -           $      -
                                                  ========           ========
      Interest                                    $      -           $      -
                                                  ========           ========

Supplemental disclosure of non-cash
 financing activities:
   Stock issued as payment of liability for
     services performed during 2009               $      -           $ 30,000
                                                  ========           ========

    The accompanying notes are an integral part of these financial statements

(1) Unaudited Financial Information

The accompanying consolidated condensed financial statements of Imagine Media, Ltd. (the "Company") are unaudited and have been prepared in accordance with the instructions to quarterly reports on Form 10-Q. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at March 31, 2011, and for all periods presented, have been made. Certain information and footnote data necessary for a fair presentation of financial position and results of operations in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. It is therefore suggested that these financial statements be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the year ended December 31, 2010. The results of operations for the period ended March 31, 2011 are not necessarily an indication of operating results for the full year.

(2)   Going Concern

As shown in the accompanying financial statements, the Company has incurred operating losses and, at March 31, 2011, had both a working capital deficit and a net capital deficiency of $(210,689). These factors may indicate that the Company will be unable to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet obligations on a timely basis and ultimately to attain profitability. To do this, the Company is seeking to acquire another business which, as of March 31, 2011, had not occurred. However, management plans, in the near-term, to (1) restructure debt and (2) increase ownership equity in order to increase working capital. There is, of course, no assurance that management will be successful in those efforts. The Company's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In their  report  on the  Company's  financial  statements  for the  year  ended
December 31, 2010, the Company's independent auditors expressed substantial doubt as to the Company's ability to continue as a going concern.

(3)  Related Party Transactions

On February 10, 2010 the Company's board of directors authorized the issuance of 10,000 shares to each of the Company's three directors for services to the Company during 2009. The shares were valued at $1.00 per share resulting in total compensation expense of $30,000, which was recorded as stock based compensation for the year ended December 31, 2009.

Indebtedness to related parties

During the year ended December 31, 2008, an affiliate controlled by a shareholder advanced $16,000 to the Company for working capital purposes. As of December 31, 2008 the Company had repaid a total of $4,000 of these cash advances. In addition, the affiliate made a direct advance to the Company of $650, which remained unpaid at December 31, 2008. On March 1, 2009, $10,650 of the advances was converted to 42,600 shares of common stock at a conversion price of $.25 per share, the fair value of the stock on the conversion date. At March 31, 2011, $2,000 of the working capital advance was unpaid.

During the years ended December 31, 2010 and 2009, a shareholder advanced the Company $4,740 and $7,100, respectively. At March 31, 2011, the entire $11,840 balance remained unpaid.

During the years ended December 31, 2010 and 2009, a shareholder advanced the Company $100 and $8,000, respectively. At March 31, 2011, the entire $8,100 balance remained unpaid.

During the years ended December 31, 2010 and 2009, an affiliate controlled by a shareholder advanced the Company $2,500 and $3,000, respectively. At March 31, 2011, the entire $5,500 balance remained unpaid.

In June 2009, an affiliate controlled by a shareholder advanced the Company a total of $12,000, which remained unpaid at March 31, 2011.

None of the advances earn interest and are payable to the holder on demand.

 (4)  Convertible Debenture and Short term advances

On October 1, 2008 the Company issued an 8% Convertible Debenture to an attorney in exchange for $30,000 owed to the attorney for prior services. The Debenture is convertible by the holder into shares of the company's common stock at a conversion price of $0.25. The debenture matured April 1, 2009. Upon default of the debenture, the default interest rate of 12% was effective. As of March 31, 2011 the debenture, together with $8,400 of accrued interest, had neither been converted nor paid.

During the year ended December 31, 2008 the Company received $15,000 from a non-affiliate as a short term advance. During the first quarter of 2009 an additional $150 was advanced to the Company by the same non-affiliate. On March 1, 2009 the total of $15,150 together with accrued interest of $200 was converted to 61,400 shares of common stock at a conversion price of $.25 per share, the fair value of the stock on the conversion date. During the year ended December 31, 2009, this non-affiliate advanced the Company an additional $6,000 to be used for working capital purposes. During the year ended December 31, 2010, the non-affiliate advanced another $11,300to the

Company. As of March 31, 2011 the $17,300 payable to the non-affiliate was due on demand.

(5) Equity

Common stock

Upon the effectiveness on July 14, 2008 of the Registration Statement filed with the SEC by Imagine Media, Ltd. ("Media"), Imagine Holdings Corp. ("Holdings") has completed the spin-off of its magazine business to its shareholders of record as of August 23, 2007. The transaction was effected by the issuance of 992,650 shares of Media $0.00001 par value common stock to Holdings in exchange for certain assets, subject to liabilities, of Holdings, consisting primarily of its 60 percent of the issued and outstanding common stock of Imagine Operations, Inc. ("Operations").

On February 10, 2010 Directors' were issued 30,000 shares of the Company's common stock valued at $1.00 per share or $30,000.

(6)  Trademark Contingency

The Company has learned that a third party in Orange County, CA publishes a regional magazine under the name "Image Magazine." The publisher of the California-based Image Magazine has registered the trademark "Image Magazine" with the United States Patent and Trademark Office, which trademark registration was issued in 2006, and also owns and uses the domain name "imagemagazine.com". Preliminary contact with the principals of the California-based magazine has been made in an effort to resolve our conflicting uses of the same trademark and have agreed in principle to resolve the matter through the execution of a trademark license; however, no assurance can be given that such a license can be finalized. Management does not expect this potential infringement issue to have a material impact due to the Company's discontinuation of its publishing operations.

(7)  Subsequent Event

In April 2011 the Company entered into a tentative agreement to acquire Transbiotec, Inc. ("TBT") in exchange for 23,557,810 shares of the Company's common stock.

TBT has developed and patented a sensor that detects blood alcohol levels through a person's skin. The system senses ethanol excreted through perspiration. If alcohol is detected, a signal is sent to a vehicle's ignition control system which prevents the vehicle from starting. TBT has developed a prototype of the sensor and has completed beta testing of the device.

Initially, TBT intends to offer its sensor only for commercial vehicle applications. Later, TBT plans to market its sensor to the public for use in automobiles, SUV's, RV's, boats and other vehicles.

Completion of the Company's acquisition of TBT is subject to the satisfaction of several conditions including without limitation, the execution of a definitive agreement, the satisfactory completion of due diligence by both parties, and the completion of an audit of TBT's financial statements. There can be no assurance that the transaction will be consummated.

                                    EXHIBIT J


           Patents, Trademarks, Trade Names and Copyrights (Imagine)


                                      None.

                                    EXHIBIT K


                          Material Contracts (Imagine)


                                      None.

                                    EXHIBIT L


                          Insurance Policies (Imagine)


                                      None.


                              Litigation (Imagine)


                                      None.